

<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997             DEC-31-1998
<PERIOD-START>                             JAN-01-1997             JAN-01-1998
<PERIOD-END>                               DEC-31-1997             DEC-31-1998
<CASH>                                             519                   2,350
<SECURITIES>                                         0                       0
<RECEIVABLES>                                      237                   1,058
<ALLOWANCES>                                        40                      99
<INVENTORY>                                          0                       0
<CURRENT-ASSETS>                                   741                   3,455
<PP&E>                                           2,061                  11,250
<DEPRECIATION>                                     804                   1,722
<TOTAL-ASSETS>                                   2,101                  41,725
<CURRENT-LIABILITIES>                            2,526                   9,697
<BONDS>                                            115                  30,752
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                      2,500                   8,275
<COMMON>                                             1                       2
<OTHER-SE>                                     (3,041)                 (7,001)
<TOTAL-LIABILITY-AND-EQUITY>                     2,101                  41,724
<SALES>                                          3,440                  10,589
<TOTAL-REVENUES>                                 3,454                  10,589
<CGS>                                                0                       0
<TOTAL-COSTS>                                    4,213                  13,271
<OTHER-EXPENSES>                                     0                       0
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                                  62                     912
<INCOME-PRETAX>                                   (820)                (3,461)
<INCOME-TAX>                                         0                       0
<INCOME-CONTINUING>                               (820)                (3,461)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                     (820)                 (3,461)
<EPS-PRIMARY>                                   (0.12)                  (0.27)
<EPS-DILUTED>                                   (0.12)                  (0.27)

<F1>The tags in the FDS will not be changed by the SEC to correspond to the new captions under SFAS 128. The SEC expects registrants to report "Earnings per share--Basic" data as the value for the (EPS-PRIMARY) tag and "Earnings per share--Diluted" data (as opposed to "EPS--Fully Diluted") as the value for the (EPS-DILUTED) tag. Queries regarding these requirements may be directed to the Office of Chief Accountants (202-942-2960) or Meg Black in the Division of Corporation Finance (202-942-2940).

